Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

The undersigned hereby certifies that the Form 10-Q Quarterly Report of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp. (collectively, the “Company”) for the quarterly period ended September 30, 2003 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2003

	By:	/s/ Bruce C. Sexton
Bruce C. Sexton, Chief Financial Officer of Circus and Eldorado Joint Venture and Silver Legacy Capital Corp.